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                                                                 EXHIBIT 10.1.6

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                                WINKS LANE, INC.

        11.8% AMENDED AND RESTATED SENIOR SECURED NOTES DUE JUNE 1, 1998

                                  GUARANTEED BY

                             CHARMING SHOPPES, INC.

               AND CERTAIN SUBSIDIARIES OF CHARMING SHOPPES, INC.

                      -------------------------------------

                       AMENDED AND RESTATED NOTE AGREEMENT

                      -------------------------------------




                          DATED AS OF NOVEMBER 30, 1995


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                                TABLE OF CONTENTS

                                                                          PAGE

1.       BACKGROUND; AUTHORIZATION OF AMENDMENT AND RESTATEMENT EXISTING
         NOTE AGREEMENT AND EXISTING NOTES, EXCHANGE OF NOTES; CLOSING
         CONDITIONS.......................................................  1

2.       PREPAYMENT OF NOTES..............................................  2
         2.1      Required Prepayments....................................  2
         2.2      Optional Prepayments....................................  3
         2.3      Prepayment of Notes in Connection
                    with Certain Transactions.............................  3
         2.4      Notice of Prepayments...................................  4
         2.5      Allocation of Prepayments...............................  4
         2.6      Direct Payment..........................................  5

3.       REPRESENTATIONS............................ .....................  5
         3.1      Representations of the Company
                    and the Guarantor.....................................  5
         3.2      Representations of the Noteholder....................... 11

4.       AFFIRMATIVE AND NEGATIVE COVENANTS............................... 11
         4.1      Corporate Existence, Etc................................ 11
         4.2      Insurance............................................... 11
         4.3      Taxes, Claims for Labor and Materials
                    and Compliance with Laws.............................. 11
         4.4      Maintenance............................................. 12
         4.5      Nature of Business...................................... 12
         4.6      Adjusted Net Worth...................................... 12
         4.7      Limitations on Indebtedness............................. 12
         4.8      Limitations on Guarantee Obligations,
                    Loans and Investments, Etc............................ 14
         4.9      Limitation on Liens..................................... 14
         4.10     Dividends and Redemptions............................... 16
         4.11     Mergers, Consolidations and
                    Sales of Assets....................................... 16
         4.12     Limitations on Consolidated
                    Capital Expenditures.................................. 19
         4.13     Repurchase of Notes..................................... 19
         4.14     Transactions with Affiliates............................ 19
         4.15     Limitation on Asset Acquisitions.  ..................... 19
         4.16     Reports and Rights of Inspections.  .................... 19
         4.17     Certificates; Other Information......................... 21
         4.18     Notices................................................. 22
         4.19     ERISA Compliance........................................ 23
         4.20     Changes in Fiscal Year.................................. 24
         4.21     After-Acquired Property................................. 24
         4.22     Sale of the Bensalem Property........................... 25
         4.23     Payment of Expenses and Taxes.  ........................ 25
         4.24     Further Assurances...................................... 26


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5.       EVENTS OF DEFAULT AND REMEDIES .................................. 26
         5.1      Events of Default....................................... 26
         5.2      [Intentionally Deleted]................................. 29
         5.3      Acceleration of Maturities.............................. 29
         5.4      Rescission of Acceleration.............................. 30

6.       AMENDMENTS AND WAIVERS........................................... 30
         6.1      Consent Required........................................ 30
         6.2      Effect of Amendment or Waiver........................... 31

7.       INTERPRETATION OF AGREEMENT AND DEFINITIONS...................... 31
         7.1      Definitions............................................. 31
         7.2      Accounting Principles................................... 42
         7.3      Directly or Indirectly.................................. 42
         7.4      Usage................................................... 42

8.       MISCELLANEOUS.................................................... 42
         8.1      Registered Notes........................................ 42
         8.2      Exchange of Notes....................................... 43
         8.3      Loss, Theft, Etc. of Notes.............................. 43
         8.4      [Intentionally Deleted]................................. 43
         8.5      Powers and Rights Not Waived; Cumulative Remedies....... 43
         8.6      Notices................................................. 44
         8.7      Successors and Assigns.................................. 44
         8.8      Survival of Covenants and Representations............... 44
         8.9      Severability............................................ 44
         8.10     Governing Law........................................... 44
         8.11     Usury................................................... 44
         8.12     Confidentiality......................................... 45
         8.13     Captions................................................ 46
         8.14     Reinstatement........................................... 47
         8.15     Submission To Jurisdiction; Waivers..................... 47
         8.16     Acknowledgements........................................ 48
         8.17     WAIVERS OF JURY TRIAL................................... 48


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               ATTACHMENTS TO AMENDED AND RESTATED NOTE AGREEMENT:

**

Annex A                    -        Names and Addresses of Noteholders
Annex B                    -        ERISA Affiliates
Omnibus Schedule 1         -        Charming Shoppes, Inc. Subsidiaries
Omnibus Schedule 8         -        Material Litigation
Omnibus Schedule 11        -        Environmental Matters
Omnibus Schedule 12        -        Existing Indebtedness
Omnibus Schedule 13        _        Permitted Liens
Omnibus Schedule 14        -        Existing Investments and Guarantees
Omnibus Schedule 16        -        Tax Returns
Omnibus Schedule 18        -        Real Property Development Company Mortgages
Omnibus Schedule 21        -        Term Lender Priority Collateral
Exhibit A                  -        Form of the 11.8% Amended and Restated
                                    Senior Secured Note



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                                WINKS LANE, INC.
                                       AND
                             CHARMING SHOPPES, INC.
                                 450 WINKS LANE
                          BENSALEM, PENNSYLVANIA 19020


                       AMENDED AND RESTATED NOTE AGREEMENT

                         RE: 11.8% SENIOR SECURED NOTES
                                DUE JUNE 1, 1998


                                      Dated as of November 30, 1995

To the Persons listed in
Annex A attached hereto

Ladies and Gentlemen:

Capitalized terms used and not defined herein have the meanings set forth in
Section 7.1 hereof. The undersigned, WINKS LANE, INC., a Pennsylvania corporation (the "COMPANY") and CHARMING SHOPPES, INC., a Pennsylvania corporation (the "GUARANTOR"), agree with you as follows:

1. BACKGROUND; AUTHORIZATION OF AMENDMENT AND RESTATEMENT OF EXISTING NOTE AGREEMENT AND EXISTING NOTES; EXCHANGE OF NOTES; CLOSING CONDITIONS.

          (a) The Company has authorized and issued to you its senior promissory notes (collectively, the "EXISTING NOTES") in the original aggregate principal amount of $30,000,000 pursuant to, and in accordance with the terms of, that certain Note Agreement (as amended up to, but excluding, the Effective Date, the "EXISTING NOTE AGREEMENT"), dated as of June 1, 1988, among the Company, the Guarantor and you. As of the date hereof, the Company has paid $17,142,856 in respect of such aggregate principal amount, resulting in an aggregate outstanding principal balance of $12,857,144. Each of the Company and the Guarantor has requested the amendment and restatement in their entirety of the Existing Note Agreement and the Existing Notes as provided for in this Agreement and in the Amendment Agreement.

          (b) The parties hereto agree that (a) the Existing Note Agreement is hereby amended and restated in its entirety as set forth herein and (b) the form of the Existing Notes issued by the Company is hereby amended and restated in its entirety as set forth in Exhibit A to this Agreement. The Company will execute and deliver promissory notes in the aggregate


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principal amount of $9,488,277, to be dated as of the Effective Date, to mature
June 1, 1998, to bear interest on the unpaid balance thereof at a rate per annum of 11.8% or as otherwise provided in the Notes, and to be substantially in the form of Exhibit A attached hereto (said promissory notes, as amended, restated, renewed, consolidated or extended from time to time, together with any other promissory notes issued, delivered, substituted or exchanged pursuant to any provision of this Agreement, the "NOTES").

          (c) On the Effective Date, the Company agrees to execute and deliver to you, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, the aggregate principal amount of Notes set forth opposite your name in Annex A attached hereto, against your delivery to the Company of the Existing Notes held by you for cancellation by the Company. All amounts owing under, and evidenced by, the Existing Notes as of the Effective Date shall continue to be outstanding under, and after the Effective Date shall be evidenced by, the Notes, and shall be repayable in accordance with this Agreement and the Notes. No penalty or premium shall be payable by the Company on the prepayment of the Existing Notes contemplated by Section 3.3 of the Amendment Agreement or the issuance of the Notes in exchange for the Existing Notes.

          (d) The amendment and restatement of the Existing Note Agreement and the Existing Notes, as provided in paragraph 1(a) and paragraph 1(b) of this Agreement, and the substitution of the Notes for the Existing Notes, as provided in paragraph 1(c) of this Agreement, shall not become effective until all the conditions set forth in Section 3 of the Amendment Agreement have been satisfied.

2.   PREPAYMENT OF NOTES

     2.1  REQUIRED PREPAYMENTS.

          (a) Subject to the requirements of Section 2.4, in the event of any Offering, each of the Company and the Guarantor agrees that it shall prepay or cause to be prepaid on the closing date of such Offering an aggregate principal amount of Notes equal to the Noteholder Offering Percentage of 75% of the Net Proceeds of such Offering.

          (b) Subject to the requirements of Section 2.4, in the event of any Asset Sale, each of the Company and the Guarantor agrees that it shall prepay or cause to be prepaid on the closing date of such Asset Sale an aggregate principal amount of Notes equal to that portion of Net Proceeds of such Asset Sale payable to the Collateral Trustee for the benefit of the Noteholders in accordance with the Term Lender Intercreditor Agreement.

          (c) The entire unpaid principal amount of the Notes, together with all accrued and unpaid interest thereon and all other amounts due and payable under the Financing Documents, shall be due and payable on June 1, 1998.

No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. Any payment of less than all of the Notes pursuant to the provisions of Section


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2.2 shall not relieve the Company of the obligation to make required payments or prepayments on the Notes in accordance with the terms of this Section 2.1.

     2.2 OPTIONAL PREPAYMENTS. The Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with the premium, if any, due in accordance with the provisions of this Section 2.2. For the purpose of this Section 2.2 the premium shall mean the product of (a) the excess, if any, of (i) the present value as of the date of payment of the principal payment due at final maturity and the remaining scheduled interest payments on the Notes (determined by discounting such amounts at the Reinvestment Yield from the date of final maturity and the respective dates on which such interest payments are payable), minus, (ii) 100% of the principal amount of the outstanding Notes, times (b) a fraction, the numerator of which is the principal amount of the Notes to be paid on such date pursuant to this Section 2.2 and the denominator of which is 100% of the principal amount of the outstanding Notes. Solely for the purpose of calculating the premium, if any, that would be payable under this Section 2.2, "remaining scheduled interest payments" shall be calculated using 9.3% per annum as the interest rate in effect under the Notes.

     2.3  PREPAYMENT OF NOTES IN CONNECTION WITH CERTAIN TRANSACTIONS.

          (a) In the event that at any time, or from time to time, the Company shall request in writing that the holders of the Notes waive for a period of 180 days (computed from the date on which the transaction for which such request for a waiver is consummated) the requirements of one or more covenants set forth in Section 4 which would be violated by a proposed business transaction entered into by the Company for reasons primarily unrelated to any benefits which may be obtained by refinancing the Notes (any such action being herein referred to as a "RESTRICTED TRANSACTION"), and the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding shall have failed or refused to give such waiver within 30 days after the date of receipt of such written request, then the Company may prepay the unpaid principal of all (or such lesser portion of the Notes as shall be required to effect such waiver) of the Notes of each holder which shall have failed or refused to execute a waiver within such 30-day period. Prepayment of the Notes pursuant to this Section 2.3 shall be made concurrently with the occurrence of the Restricted Transaction for which the Company shall have sought waivers upon not less than 3 days' prior written notice from the Company (which notice shall be in addition to the request for waiver made pursuant to this Section 2.3).

          (B) Waivers obtained by the Company pursuant to this Section 2.3 shall be effective for a period of 180 days (the "WAIVER PERIOD"). Not more than 45 nor less than 30 days prior to the expiration of each Waiver Period, the Company shall (unless the Restricted Transaction in question will no longer cause a violation of Section 4 at the expiration of the Waiver Period) request in writing that the holders of the Notes then outstanding renew any waiver granted pursuant to this Section 2.3 for an additional


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     Waiver Period. In the event that any holder of the Notes shall fail or refuse to execute an extension of an outstanding waiver for a new Waiver Period, the Company may prepay the unpaid principal of all, or any portion, of the Notes of each holder which shall have failed or refused to execute a new waiver within such 30-day period. Prepayment pursuant to this Section 2.3(b) shall be made within 15 days after the expiration of any Waiver Period and during such period no Default or Event of Default shall exist under this Agreement solely as a result of a failure of any holder of the Notes to execute a new waiver.

     (c) Any request of the Company for a waiver pursuant to this Section 2.3, shall be accompanied by (i) a certified copy of a resolution adopted by the Board of Directors of the Company authorizing the proposed Restricted Transaction which is the subject of such request; (ii) a description of the terms and purpose of such proposed Restricted Transaction containing sufficient information to permit the holders of the Notes to make an informed decision as to the effect of such proposed Restricted Transaction upon the business, prospects and financial condition of the Company and its Subsidiaries; and (iii) a certificate, executed by the Chairman of the Board and Chief Executive Officer of the Company, stating that the waiver is requested for reasons primarily unrelated to any benefits which may be obtained by refinancing the Notes. The request of the Company shall also state that if the holders of 66-2/3% in aggregate principal amount of the Notes shall fail to execute the waiver requested by the Company then all or a portion of the Notes held by such holders who have not executed such waiver shall be prepaid in accordance with the provisions of this Section 2.3.

     (d) Prepayments of Notes pursuant to this Section 2.3 shall be made by payment of the principal amount to be prepaid together with accrued interest to the prepayment date but without premium. Any prepayment pursuant to this Section 2.3 of less than all of the Notes of more than one holder of the Notes shall be allocated ratably among the outstanding principal amount of the Notes of the holders who shall have failed or refused to execute a waiver in accordance with the provisions of this
     Section 2.3.

     2.4 NOTICE OF PREPAYMENTS. The Company will give notice of any prepayment of the Notes to each holder thereof not less than 10 Business Days before the date fixed for such prepayment specifying (i) such date, (ii) the section of this Agreement under which the prepayment is to be made, (iii) the principal amount of the holder's Notes to be prepaid on such date, (iv) the premium, if any, and (v) accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. In the case of any prepayment for which a premium may be payable, the Company shall furnish to each holder of the Notes to be prepaid not less than three days prior to such prepayment date, a calculation, in reasonable detail, setting forth the premium to be paid on such prepayment date. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the date specified for prepayment.


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     2.5  ALLOCATION OF PREPAYMENTS. All partial prepayments shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

     2.6 DIRECT PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by a Noteholder, its nominee or any other institutional holder who has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay as and when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to such Noteholder or such subsequent holder at the address of such Noteholder set forth in Annex A or at such other address as such Noteholder or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for such Noteholder on Annex A hereto or in any written notice to the Company from such Noteholder or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Noteholder or such holder in any bank in the United States as the Noteholder or any such subsequent holder may from time to time direct in writing. Any payment in respect of the Notes received by any Noteholder after 12:00 noon (New York time) shall be credited as of the next Business Day. Any payment due on a date other than a Business Day shall be payable on the first Business Day following such due date, and any calculation of interest payable in respect of the Notes shall include any such additional time allowed for such payment. Each Noteholder agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also indicate thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this Section applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (y) the Company shall have received notice of the transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer.

     3.   REPRESENTATIONS

          3.1 REPRESENTATIONS OF THE COMPANY AND THE GUARANTOR. The Company and the Guarantor jointly and severally represent and warrant to you as follows:

               (a) CORPORATE ORGANIZATION; SUBSIDIARIES; OWNERSHIP; INTERRELATED BUSINESSES.

                    (i) Omnibus Schedule 1 attached hereto accurately reflects the jurisdiction of incorporation, full legal name and ownership of the Guarantor and its Subsidiaries.


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                    (ii)  The entities listed in (A) Part A(1), (4) - (7) of
               Omnibus Schedule 1 constitute all the Non-Retail Store Subsidiaries, (B) Part A(2) of Omnibus Schedule 1 constitute all the Retail Store Subsidiaries which are currently operating and selling Inventory, or are reasonably expected to be doing the same prior to December 31, 1995, and (C) Part A(3) of Omnibus
               Schedule 1 constitute all the Retail Store Subsidiaries which are not currently operating or selling Inventory and are not expected to be doing the same prior to December 31, 1995 (the "INACTIVE RETAIL STORE SUBSIDIARIES"), in each case by its registered corporate name and not under any trade name.

                    (iii) The Guarantor is the direct and beneficial owner and holder of all of the issued and outstanding shares of Capital Stock of the Restricted Subsidiaries whose shares of Capital Stock are pledged by Guarantor pursuant to the Shared Pledge Agreement as set forth on Omnibus Schedule 5 attached to the Shared Pledge Agreement. Kafco Development Co., Inc., a Pennsylvania corporation, is the owner and holder of all of the issued and outstanding Capital Stock of the Real Property Development Companies. FSHC is the owner and holder of at least 80% of the issued and outstanding Capital Stock of each of the entities whose shares of Capital Stock are pledged by FSHC pursuant to the Term Lender Pledge Agreement set forth on Omnibus
               Schedule 6 attached to the Term Lender Pledge Agreement.

                    (iv) The Guarantor and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien, other than Liens granted to Congress and the Collateral Agent pursuant to the Shared Pledge Agreement and the Term Lender Pledge Agreement. All such shares have been duly issued and are fully paid and non-assessable.

                    (v) The Guarantor and the Restricted Subsidiaries share an identity of interests such that any benefit received by each such Person benefits each of the others. The Guarantor and the Restricted Subsidiaries (i) render services to or for the benefit of each other, (ii) make loans and advances and provide other financial accommodations to or for the benefit of each other (including, among other things, the payment and/or guarantees of Indebtedness of such other Persons) and (iii) provide administrative, marketing, payroll and management services to or for the benefit of each other. The Guarantor and the Restricted Subsidiaries have centralized accounting and legal services.

               (b) CORPORATE ORGANIZATION AND AUTHORITY. The Guarantor and each Subsidiary,

                    (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;


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                    (ii)  has all requisite power and authority and has all
               licenses and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except for those licenses and permits, the absence of which would not have a Material Adverse Effect; and

                    (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except for those licenses and qualifications the failure of which to obtain would not have a Material Adverse Effect.

               (c) AUTHORIZATION, EXECUTION AND ENFORCEABILITY. The execution and delivery by each of the Guarantor, the Company and each Guarantor Subsidiary of the Financing Documents to which it is a party, respectively, and the performance of its respective obligations under each of the Financing Documents have been duly authorized by all necessary action on the part of such Persons, respectively. Each of the Financing Documents to which each such Person is a party constitutes a valid and binding obligation of such Person enforceable in accordance with its respective terms, except that the enforceability thereof may be:

                    (i) limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and

                    (ii)  subject to the availability of equitable remedies.

               (d) OPERATING LEASES. None of the Guarantor or any of the Restricted Subsidiaries has obligations in respect of any lease of Property (other than a Capitalized Lease), except retail store leases, leases of office space and office equipment and other miscellaneous equipment in the ordinary course of business, automobile leases, leases between the Guarantor and a Subsidiary or between Subsidiaries and leases of computer hardware and software.

               (e)  FINANCIAL STATEMENTS.

                    (i) The consolidated balance sheets of the Guarantor and its Subsidiaries as of January 28, 1995, and the statements of income and retained earnings and changes in financial position for the fiscal years ended on said date accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Guarantor and otherwise without qualification except as therein noted, by Ernst & Young have been prepared in accordance with GAAP consistently applied except as therein noted, present fairly the financial position of the Guarantor and its Subsidiaries as of such dates and the results of their operations and changes in their financial position for such periods.

                    (ii) Since July 29, 1995, there has been no change in the condition, financial or otherwise, of the Guarantor and its Subsidiaries as shown on the consolidated balance sheet as of such date, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, except for changes heretofore disclosed to the Noteholders in writing.

               (f) INDEBTEDNESS. Omnibus Schedule 12 attached hereto correctly describes all existing Indebtedness of the Guarantor and its Restricted Subsidiaries outstanding on the Effective Date and after giving effect to all transactions contemplated by the Amendment Agreement.

               (g)   FULL DISCLOSURE. The financial statements referred to in
          Section 3.1(e) do not, nor does any other written statement furnished by the Guarantor to you in connection with the issuance of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading, taking all such information as a whole. There is no fact peculiar to the Guarantor or its Subsidiaries that the Guarantor has not disclosed to you in writing which materially affects adversely nor, so far as the Guarantor can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole.

               (h) PENDING LITIGATION. Except as disclosed in Omnibus Schedule 8 attached hereto and incorporated herein, there are no proceedings pending or, to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the Properties, business, prospects, profits or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as whole. Neither the Guarantor nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

               (i) TITLE TO PROPERTIES. The Guarantor and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property and has good title to all the other Property it purports to own, including that reflected in the most recent balance sheet referred to in Section 3.1(e), except as sold or otherwise disposed of in the ordinary course of business and except for Liens disclosed in notes to the financial statements referred to in Section 3.1(e) hereof or otherwise permitted by the Financing Documents.

               (j) PATENTS AND TRADEMARKS. The Guarantor and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

               (k) SALE IS LEGAL AND AUTHORIZED. The sale of the Notes and compliance by each of the Guarantor, the Company and each Guarantor Subsidiary with all of the provisions of the Financing Documents to which each such Person is a party:

                     (i) are within the corporate powers of such Person and have been duly authorized by proper corporate action on the part of such Person; and

                     (ii) will not violate any provisions of any law or any
               order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of such Person or any indenture or other agreement or instrument to which any such Person is a party or by which such Person may be bound or result in the imposition of any Liens on any Property of such Person.

               (l) NO DEFAULTS. After giving effect to the transactions contemplated by the Amendment Agreement, as of the Effective Date, there are no Defaults or Events of Default in existence. None of the Company, the Guarantor or any Guarantor Subsidiary has any defenses, counterclaims, offsets or other claims in respect of the financing evidenced by the Notes or the obligations of such Person under the Financing Documents.

               (m) GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by the Company, the Guarantor or any Guarantor Subsidiary of any of the Financing Documents or compliance by such Persons with any of the provisions of the Financing Documents.

               (n) TAXES. Except as set forth on Omnibus Schedule 16 attached hereto, all tax returns required to be filed by the Guarantor or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Guarantor or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns have been paid, except for tax returns, taxes, assessment, fees and other governmental charges, the failure to file or pay of which would not have a Material Adverse Effect. The Guarantor does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts. The Federal income tax liability of the Guarantor and its Subsidiaries has been finally determined by the Internal Revenue Service for all taxable years up to and including the taxable year ended January 31, 1992.

               (o) USE OF PROCEEDS. The net proceeds from the sale of the Existing Notes was used in connection with the purchase and renovation of a distribution center, for expenditures incurred in connection with a corporate headquarters and principal distribution facility (or to reimburse the Company for expenditures incurred in connection with such purchases and renovation) and to provide additional working capital and other corporate purposes. None of the transactions contemplated in the Financing Documents (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter 11. Neither the Company nor any Subsidiary owns or intends to carry or purchase any margin stock within the meaning of said Regulation G. None of the proceeds from the sale of the Notes have been used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any security within the meaning of the Securities Exchange Act of 1934, as amended.

               (p) PRIVATE OFFERING. Neither the Company nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person. Neither the Company nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

               (q) ERISA. Annex B attached hereto sets forth all ERISA Affiliates and all "employee pension benefit plans" with respect to which the Guarantor, any Subsidiary of the Guarantor or any "affiliate" of any of the Guarantor or any such Subsidiary is a "party-in-interest" or in respect of which the Notes could constitute an "employer security" ("employee pension benefit plan" and "party-in-interest" have the meanings specified in section 3 of ERISA, "affiliate" has the meaning specified in Section V(a)(1) of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "employer security" has the meaning specified in section 407(d) of ERISA).

               No "employee benefit plans" (as defined in section 3 of ERISA and not excluded from the coverage of section 302 of ERISA pursuant to section 301 of ERISA) maintained by the Guarantor or any Person which is under common control with the Guarantor within the meaning of
          Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) nor does the present value of all benefits vested under any such plan exceed, as of January 28, 1995, the last annual valuation date, the value of the assets of such plan allocable to such vested benefits.

               (r)   ENVIRONMENTAL MATTERS. Except as set forth on Omnibus
          Schedule 11, and other than exceptions to the following that are not, individually or in the aggregate, reasonably likely to give rise to a Material Adverse Effect:

                      (i) No Property presently owned, leased or operated by the Guarantor or any of its Subsidiaries contains, or has previously contained, and, to the knowledge of the Guarantor and its Subsidiaries, no Property formerly owned, leased or operated by the Guarantor or any of its Subsidiaries or former subsidiaries during the period of such ownership, lease or operation, contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

                      (ii) The Guarantor and each Subsidiary are in compliance, and for the duration of all applicable statutes of limitations periods have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about any Properties presently owned, leased, or operated by the Guarantor or any Subsidiary or violation of any Environmental Law with respect to such Properties which could reasonably be expected to interfere with any of their continued operations or reasonably be expected to impair the fair saleable value thereof.

                      (iii) None of the Guarantor or any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws and none of the Guarantor or any Subsidiary has knowledge that any such notice will be received or is being threatened.

                      (iv) Materials of Environmental Concern have not been transported or disposed of in a manner or to a location which are reasonably likely to give rise to liability of any of the Guarantor or any Subsidiary under any Environmental Law.

                      (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Guarantor or any Subsidiary, threatened, under any Environmental Law to which any of the Guarantor or any Subsidiary is or, to the knowledge of the Guarantor or any Subsidiary, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding, the implementation of which is reasonably likely to have an adverse effect on the Guarantor or any Subsidiary, under any Environmental Law.

               (s) OTHER REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in the Credit Agreement and the Congress Loan Agreement are true, accurate and complete.

               (t) INDEBTEDNESS OF THE COMPANY TO CERTAIN AFFILIATES. All Indebtedness of the Company to the Guarantor and to any other Subsidiary of the Guarantor has been subordinated in accordance with the terms of the Subordination Agreement.

         3.2 REPRESENTATIONS OF THE NOTEHOLDER. You represent that you are acquiring the Notes for your own account with funds from your general account assets or from assets of one or more segments of such general account, and that, solely for purposes of determining whether such acquisition is a "prohibited transaction" (as provided for in section 406 of ERISA or section 4975 of the IRC) and in reliance on the representations forth in Section 3.1(q) and the related disclosure of "employee benefit plans" set forth in Annex B, all requirements for an exemption under Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) in respect of such "employee pension benefit plans" have been satisfied.

4.       AFFIRMATIVE AND NEGATIVE COVENANTS

         For so long as any amount remains unpaid on any Note:

          4.1 CORPORATE EXISTENCE, ETC. The Guarantor and its Restricted Subsidiaries shall preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to Section 4.11.

         4.2 INSURANCE. The Guarantor will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as may be required pursuant to any of the Financing Documents and as are customary for corporations of established favorable reputation engaged in the same or a similar business and owning and operating similar Properties.

          4.3 TAXES, CLAIMS FOR LABOR AND MATERIALS AND COMPLIANCE WITH LAWS. The Guarantor will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Guarantor or such Subsidiary, respectively, or upon or with respect to all or any part of the Property or business of the Guarantor or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any Property of the Guarantor or such Subsidiary; provided, that the Guarantor or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in accordance with the requirements of this Agreement and the other Financing Documents, in good faith, by appropriate actions or proceedings which will prevent the forfeiture or sale of any Property of the Guarantor or such Subsidiary or any material interference with the use thereof by the Guarantor or such Subsidiary, (ii) the Guarantor or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto or (iii) such taxes, assessments, charges, levies, accounts payable or claims, in the aggregate, would not have a Material Adverse Effect. The Guarantor will promptly comply and will cause each Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, ERISA and all Environmental Laws, the violation of which would have a Material Adverse Effect or would result in any Lien upon any Property of the Guarantor or any Subsidiary.

          4.4 MAINTENANCE. The Guarantor will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its respective Properties which are used or useful in the conduct of its respective business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          4.5 NATURE OF BUSINESS. Neither the Guarantor nor any Subsidiary will engage in any business if, as a result thereof, the general nature of the business, taken on a consolidated basis, in which the Guarantor and its Subsidiaries would then be engaged, would be substantially changed from the general nature of the business in which the Guarantor and its Subsidiaries are engaged as of the Effective Date. Without limiting the generality of the foregoing, the Company agrees that it shall not engage in any business activity other than with respect to the ownership, operation, management and leasing of the Bensalem Property.

          4.6 ADJUSTED NET WORTH. Neither the Guarantor nor any Subsidiary shall permit Adjusted Net Worth at any time to be less than $350,000,000.

          4.7 LIMITATIONS ON INDEBTEDNESS. Neither the Guarantor nor any Subsidiary (other than the Financing Subsidiaries or Executive Flights, Inc.) shall create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness of the Guarantor, the Company and the Guarantor Subsidiaries under this Agreement and the other Financing Documents;

               (b) Indebtedness of the Guarantor and certain of its Subsidiaries under the Congress Loan Documents in an amount not to exceed the aggregate principal amount of (i) $167,000,000 during the period in which the Congress Cash Collateral (as defined in the Congress Intercreditor Agreement) has not been set-off by Congress or returned to Guarantor or any of its Subsidiaries pursuant to the Congress Loan Documents, or (ii) $160,000,000 from and after the date on which the Congress Cash Collateral has been set-off by Congress or returned to Guarantor or any of its Subsidiaries pursuant to the Congress Loan Documents;

               (c) Indebtedness of the Guarantor, the Company and certain other Subsidiaries of the Guarantor under the Bank Term Loan Documents in an amount not to exceed (i) the aggregate principal amount of $82,862,073.25 in respect of funded Indebtedness and (ii) $27,851,327.85 in respect of outstanding letters of credit.

               (d) Indebtedness of the Guarantor or any of its Subsidiaries to any of one another, provided that Indebtedness of any such Person to C.S.A.C., Inc. or of the Company to any such Person shall be subject to the Subordination Agreement;

               (e) long-term Indebtedness for borrowed money of Foreign Subsidiaries incurred for working capital purposes in an amount not to exceed $20,000,000;

               (f) short-term Indebtedness of Foreign Subsidiaries incurred for working capital purposes in an amount not to exceed $25,000,000;

               (g) Indebtedness of the Guarantor or any Restricted Subsidiary incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, Financing Lease or otherwise) in an aggregate principal amount not exceeding as to all such Persons $25,000,000 at any time outstanding;

               (h) Indebtedness outstanding on the date hereof and listed on Omnibus Schedule 12;

               (i) to the extent not otherwise permitted pursuant to Section 4.7(a) through Section 4.7(h), additional Indebtedness of the Guarantor or any Restricted Subsidiary incurred in the ordinary course of business not exceeding $3,000,000 in aggregate principal amount at any one time outstanding;

               (j) Guarantee Obligations permitted by Sections 4.8(c) and ection 4.8(d);

               (k) Indebtedness of the Guarantor or any Restricted Subsidiary in respect of loans against life insurance policies owned by such Persons to pay for premiums thereon, provided that, after giving effect to such loans, the cash surrender value of such policies shall not be less than the cash surrender value thereof on the Effective Date; and

               (l) Indebtedness incurred to renew, extend, refinance, or refund any Indebtedness expressly permitted by Sections 4.7(a) through
          Section 4.7(j), provided there is no increase in the then-outstanding principal amount of such Indebtedness and, with respect to the renewal, extension, refinancing or refunding of Indebtedness described in Sections 4.7(b), 4.7(c) and 4.7(h), such new Indebtedness shall be on terms no less favorable to the Guarantor, the Company and its Subsidiaries than the Indebtedness so renewed, extended, refinanced or refunded.

          4.8 LIMITATIONS ON GUARANTEE OBLIGATIONS, LOANS AND INVESTMENTS, ETC. Neither the Guarantor nor any Subsidiary (other than any Finance Subsidiary and Executive Flights, Inc.) shall make any advance, loan, extension of credit or capital contribution to, or purchase any stocks, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in any Person, or create, incur, assume or suffer to exist any Guarantee Obligations, except:

                (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                (b) investments in Cash Equivalents and the securities listed in Omnibus Schedule 14 hereto and the Guarantee Obligations listed on Omnibus Schedule 14 (subject to the limitation in subsection 4.8(d)) and renewals and extensions of such Guarantee Obligations;

                (c) investments or Guarantee Obligations by the Guarantor in or of any Restricted Subsidiary or any Finance Subsidiary (other than an Inactive Retail Store Subsidiary) and investments or Guarantee Obligations of the Guarantor or any Restricted Subsidiary in or of the Guarantor or any other Restricted Subsidiary or any Finance Subsidiary (other than an Inactive Retail Store Subsidiary);

                (d) Guarantee Obligations of the Guarantor of short-term Indebtedness of Foreign Subsidiaries incurred for working capital purposes in an aggregate amount not to exceed $20,000,000, provided that any such Guarantee Obligations shall be only a guarantee of collection;

                (e) investments by any Foreign Subsidiary in any other Foreign Subsidiary;

                (f) investments in New Retail Store Subsidiaries, provided that the provisions of Section 4.21 are satisfied;

                (g) existing investments in manufacturing joint ventures that do not constitute Subsidiaries of the Guarantor in an aggregate amount not to exceed $20,000,000;

                (h) investments after the Effective Date in joint ventures that do not constitute Subsidiaries of the Guarantor in an amount equal to (i) the noncash investment of costs previously capitalized as "other assets" or "prepaid expenses" attributable to the creation or development of joint venture concepts, and (ii) cash investments by the Guarantor or any Subsidiary in an aggregate amount not to exceed $5,000,000; and

                (i) investments of a type not described in the foregoing clauses in an aggregate amount at any time not to exceed $1,000,000.

          4.9 LIMITATION ON LIENS. Neither the Guarantor nor any Subsidiary (other than the Finance Subsidiaries or Executive Flights, Inc.) shall create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except for:

                (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Guarantor (as to taxes of the Guarantor or any Consolidated Subsidiary) or the respective nonconsolidated Foreign Subsidiary (as to the taxes of such Foreign Subsidiary), in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), freight and customs duties, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Guarantor or any Subsidiary;

                (f)   Permitted Exceptions (as defined in each Mortgage);

                (g) Liens created pursuant to the Financing Documents, the Bank Term Loan Documents, the Congress Loan Documents, and those permitted as exceptions on title insurance policies issued in favor of the Collateral Trustee, the Collateral Agent, the Bank Agent or Congress;

                (h) Liens created by, and/or setoff rights in favor of, Mellon Bank, N.A., or any successor cash management bank with respect to obligations and related expenses, costs and fees solely with respect to the cash management system provided by Mellon Bank, N.A., or any such successor to the Guarantor and its Subsidiaries;

                (i) Liens by any Retail Store Subsidiary in favor of C.S.A.C., Inc. to secure advances or financial accommodations made by C.S.A.C., Inc. on behalf of such Retail Store Subsidiary for the purpose of owning and operating the retail store owned by such Retail Store Subsidiary, provided that any such Liens are subordinate to any Liens granted by any such Retail Store Subsidiary pursuant to any of the Financing Documents;

                (j)   Liens in existence on the date hereof listed on Omnibus
          Schedule 13 attached hereto;

                (k) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by Section 4.7(b),
          Section 4.7(e) or Section 4.7(f);

                (l) Liens securing Indebtedness of any of the Company, the Guarantor and the Guarantor Subsidiaries permitted by Section 4.7(g) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
          (ii) such

          Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such Property at the time it was acquired;

                (m) Liens upon any Property of the Company, the Guarantor and the Guarantor Subsidiaries to secure Indebtedness incurred pursuant to
          Section 4.7(m); provided that (i) the Indebtedness renewed, extended or refinanced was secured by a Lien on such Property, (ii) such Lien does not extend to or cover any other Property of any of the Company, the Guarantor and the Guarantor Subsidiaries and (iii) such Lien does not secure any Indebtedness other than the Indebtedness so incurred (in a principal amount not exceeding the principal amount of the Indebtedness so renewed, extended or refinanced that was outstanding immediately prior to such renewal, extension or refinancing);

                (n) Liens arising by operation of law pursuant to Section 107(l) of the federal Comprehensive Environmental Response, Compensation and Liability Act or a similar state law which secure obligations that, individually or in the aggregate, are reasonably expected to involve less than $1,000,000 and (i) are not due and payable by virtue of a written demand for payment, or (ii) if due and payable, are being contested in good faith by appropriate proceedings; and

                (o) Liens (not otherwise permitted hereunder) which secure obligations not exceeding $1,000,000 in aggregate amount at any time outstanding.

          4.10 DIVIDENDS AND REDEMPTIONS. Neither the Guarantor nor any of its Subsidiaries shall declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Guarantor or any of its Subsidiaries or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash or Property or in obligations of the Guarantor or any of its Subsidiaries, except for (a) cash dividends paid by any Subsidiary to the Guarantor or to another Subsidiary, and (b) dividends of each Foreign Subsidiary ratably to each shareholder other than FSHC, the Guarantor or any other Subsidiary of the Guarantor.

          4.11 MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. Neither the Guarantor nor any of its Subsidiaries (other than any Finance Subsidiary and Executive Flights, Inc.) shall:

                (a) in the case of the Guarantor and its Subsidiaries (other than Foreign Subsidiaries), merge into or with any other Person, except that any Subsidiary of the Guarantor may be merged or consolidated with or into the Guarantor (provided that the Guarantor shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Subsidiaries of the Guarantor (other than an Inactive Retail Store Subsidiary) (provided that the wholly-owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); or

                (b) permit any Foreign Subsidiary to merge into or with any other Person, except that any Foreign Subsidiary may be merged or consolidated with or into another Foreign Subsidiary; or

                (c) sell, lease, assign, transfer or otherwise dispose of any of its assets, with the exception of the following transactions:

                      (i) (x) sales of Inventory in the ordinary course of business (including sales between and among the Guarantor and its Subsidiaries), (y) sales of Inventory by the Guarantor or any Restricted Subsidiary to a Person outside of the ordinary course of business which is not the Guarantor or a Restricted Subsidiary in an aggregate amount in any single transaction or related series of transactions of up to $1,000,000, provided that such Inventory is not sold for a sales price below 75% of the cost for such Inventory, the purchase price therefor is due and payable on or before delivery to the buyer thereof, written notice thereof is given to the Collateral Agent, and the proceeds are (A) paid to Congress, if the Congress Obligations are not paid in full, or (B) paid to the Collateral Agent for application in accordance with the Term Lender Intercreditor Agreement, and (z) sales of Inventory by the Guarantor and the Restricted Subsidiaries to an Affiliate or an unrelated third party where such Inventory has been bought for the specific purpose of resale thereof to such Person, provided that the Inventory is not sold for a sales price below 100% of the cost for such Inventory, the purchase price therefor is due and payable on or before delivery to the buyer thereof, written notice thereof is given to each Noteholder and the proceeds are (A) paid to Congress, if the Congress Obligations are not paid in full, or (B) paid to the Collateral Agent for application in accordance with the Term Lender Intercreditor Agreement;

                      (ii) the disposition of worn-out or obsolete equipment or equipment no longer used in the business of the Guarantor or any Restricted Subsidiary not located on the Property encumbered by the Mortgages to third parties provided that, (A) if no Event of Default has occurred and is continuing, such proceeds are used to repair and replace such equipment, and (B) if an Event of Default has occurred and is continuing, such proceeds are (I) paid to Congress, if the Congress Obligations are not paid in full and such proceeds are not proceeds of the Lender Loan Priority Collateral, or (II) paid to the Collateral Agent for application in accordance with the Term Lender Intercreditor Agreement;

                      (iii) dispositions of Property (other than Property set forth on Omnibus Schedule 21 attached hereto) by the Guarantor or any Restricted Subsidiary to any other of such Persons (other than an Inactive Retail Store Subsidiary);

                      (iv) dispositions of the Property of any Foreign Subsidiary to another Foreign Subsidiary;

                      (v) (A) disposition of the Bensalem Property with the consent of the Collateral Trustee (at the direction of the Noteholders) and (B) dispositions of any Property set forth on Omnibus
          Schedule 21 (other than the Bensalem Property) with the consent of the Collateral Agent (each such disposition constituting an "Asset Sale"); provided, that the Net Proceeds thereof are paid to the Collateral Agent (except in the case of a disposition of the Bensalem Property, in which case such Net Proceeds shall be paid to the Collateral Trustee) for distribution in accordance with the provisions of the Term Lender Intercreditor Agreement;

                      (vi) dispositions of Cash Equivalents or any other investments permitted pursuant to Section 4.8(b);

                      (vii) dispositions of Property by any Foreign Subsidiary to any Person not a Foreign Subsidiary, provided that such dispositions are in exchange for reasonably equivalent value and on commercially reasonable terms; and

                      (viii) the dissolution, sale or liquidation of any Foreign Subsidiary, or the sale of Capital Stock of any Foreign Subsidiary, provided that, if the Net Proceeds of such dissolution, sale or liquidation are not retained by another Foreign Subsidiary then such Net Proceeds (in this circumstance, also constituting an "Asset Sale") are paid to the Collateral Agent for distribution in accordance with the Term Lender Intercreditor Agreement;

                      (ix) any winding-up, liquidation or dissolution of a Retail Store Subsidiary and the disposition of assets of such Retail Store Subsidiaries in connection with such winding-up, liquidation or dissolution of such Retail Store, provided that, such Retail Store Subsidiary receives aggregate proceeds from sales of Inventory included in such assets of an amount at least equal to 75% of the aggregate cost of such Inventory and such proceeds are (A) paid to Congress, if the Congress Obligations are not paid in full and such proceeds are not the proceeds of Term Lender Priority Collateral, or
          (B) paid to the Collateral Agent for distribution in accordance with the Term Lender Intercreditor Agreement; and

                      (x) other dispositions of assets not exceeding $250,000 form the Effective Date to the end of fiscal year 1996, and $1,000,000 in each fiscal year thereafter.

          4.12 LIMITATIONS ON CONSOLIDATED CAPITAL EXPENDITURES. Until such time as the Banks shall have received an aggregate of $56,000,000 of principal prepayments in respect of the Term Loans, neither the Guarantor nor any Subsidiary shall make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Consolidated Capital Expenditure, except in the aggregate for the Guarantor and its Consolidated Subsidiaries during any of the fiscal periods of the Guarantor set forth below, the amount set forth opposite such fiscal period below:

                  Fiscal Period                               Amount
                  -------------                               ------
                  Effective Date through
                  February, 1996                              $5,000,000.



                  Fiscal Period                               Amount
                  -------------                               ------
                  Year Ending February, 1997                  $10,000,000.
                  Year Ending January, 1998                   $15,000,000.
                  Quarter Ending April, 1998                  $3,750,000.



          4.13 REPURCHASE OF NOTES. Neither the Guarantor, nor any Restricted Subsidiary or Affiliate, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Guarantor repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

          4.14 TRANSACTIONS WITH AFFILIATES. The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

          4.15 LIMITATION ON ASSET ACQUISITIONS. Each of the Guarantor and the Company agrees that it shall not purchase, acquire, receive, develop or create any assets for the account of the Company, other than assets reasonably necessary and appropriate for the continued use and operation of the Bensalem Property by the Company and its tenants in a manner consistent with past practice, including any repairs or replacements thereof.

          4.16 REPORTS AND RIGHTS OF INSPECTIONS. The Guarantor shall deliver or cause its Subsidiaries (other than Executive Flights, Inc.) to deliver to each Noteholder:

                (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Guarantor, a copy of the Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such year and the related Consolidated statements of income and retained earnings and of cash flows for such year, and the accompanying notes thereto, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing;

                (b) as soon as available, but in any event not later than 30 days after the end of each fiscal month of Guarantor, the unaudited Consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as at the end of such month and the related unaudited Consolidated statements of income and retained earnings and of cash flows of the Guarantor and its Consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                (c) at the time of furnishing the Consolidated financial statements required by Sections 4.16(a) and (b), the unaudited consolidating balance sheets of Guarantor and its Consolidated Subsidiaries, by group, and the related unaudited consolidating statements of income and retained earnings and of cash flows of Guarantor and its Consolidated Subsidiaries, by group, certified by a Responsible Officer as being (i) fairly stated in all material respects and (ii) those utilized in arriving at the respective Consolidated financial statements to which they relate;

                (d) to the extent not furnished pursuant to subsection 4.16(a), as soon as available, but in any event within 150 days after the end of each Foreign Subsidiary's fiscal year, a copy of the balance sheet of each Foreign Subsidiary as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in reach case in comparative form the figures for the previous years, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of internationally recognized standing; and

                (e) to the extent not furnished pursuant to subsection 4.16(b), as soon as available, but in any event not later than 90 days after the end of each fiscal month of each Foreign Subsidiary, the unaudited consolidated balance sheet of each Foreign Subsidiary as at the end of such month and the related unaudited statements of income and retained earnings and of cash flows of each Foreign Subsidiary for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and, (except for the monthly statement of cash flows) shall be prepared in reasonable detail and in accordance (i) in respect of Guarantor and its Consolidated Subsidiaries, with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein) or (ii) in respect of Foreign Subsidiaries, with generally accepted accounting principles consistently applied in their respective jurisdictions of incorporation.

         4.17 CERTIFICATES; OTHER INFORMATION. The Guarantor shall deliver or cause its Subsidiaries to deliver:

                 (a) concurrently with the delivery of the financial statements referred to in Section 4.16(a) and Section 4.16(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in Section 4.16(a) through Section 4.16(d), inclusive, a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, each of the Guarantor and each Restricted Subsidiary during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Financing Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Section 4.6;

                 (c) not later than thirty days after the end of each fiscal year of the Guarantor, a copy of the projections by Guarantor of the operating budget and cash flow budget of Guarantor and its Subsidiaries for the succeeding fiscal year, and if prepared, a copy of the projections for each Foreign Subsidiary, such projections in each case to be accompanied by a certificate of a Responsible Officer to the effect that such projections were approved by such Person's Board of Directors;

                 (d) within five days after the same are sent, copies of all financial statements and reports which Guarantor sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Guarantor may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                 (e) on the last day of the end of the month immediately following the end of each fiscal quarter, beginning on May 31, 1997, a certificate of a Responsible Officer stating the amount of the Consolidated Cash Flow and Excess Availability and showing in detail the calculation thereof;

                 (f) concurrently with the delivery of all appraisals or notices of an event of default (howsoever defined or denominated) under the Bank Term Loan Documents and the Congress Loan Documents, copies thereof to each Noteholder; and

                 (g) promptly, such additional financial and other information as any Noteholder may from time to time reasonably request, including, if so requested, not more than one appraisal for each of the Properties subject to a Mortgage.

          Without limiting the foregoing, the Guarantor will permit you, so long as you are the holder of any Note, and each institutional holder of the then outstanding Notes (or such Persons as either you or such holder may designate) to visit and inspect, under the Guarantor's guidance, any of the Properties of the Guarantor, the Company or any other Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and employees all at such reasonable times and as often as may be reasonably requested. The Company hereby authorizes you to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Guarantor's independent public accountants (and by this provision, the Guarantor authorizes said accountants to discuss with you the finances and affairs of the Company, the Guarantor and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested). Unless a Default or an Event of Default shall exist, neither the Guarantor nor the Company shall be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

          4.18 NOTICES. The Guarantor shall give or shall cause its Subsidiaries to give prompt notice to the Collateral Trustee and each Noteholder of:

                (a)  the occurrence of any Default or Event of Default;

                (b) any (i) default or event of default under any Contractual Obligation of the Guarantor or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Guarantor or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                (c) any litigation or proceeding affecting, or pending or threatened against, the Guarantor or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d)      (i)      any

                                    (A)     "reportable event" (as defined in
                           section 4043 of ERISA), or

                                    (B)     "prohibited transaction" (as
                           defined in section 406 of ERISA or section 4975 of the IRC),

                  in connection with any Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Guarantor or any Subsidiary is taking or proposes to take with respect thereto and, when known, any action taken by the United States Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto; and

                           (ii)     prompt written notice of and, where
                           applicable, a description of

                                    (A) any notice from the PBGC in respect of
                           the commencement of any proceedings pursuant to
                           section 4042 of ERISA to terminate any Plan or for the appointment of a trustee to administer any Plan,

                                    (B)   any distress termination notice
                           delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof,

                                    (C)   the placement of any Multiemployer
                            Plan in reorganization status under Title IV of ERISA,

                                    (D)   any Multiemployer Plan becoming
                            "insolvent" (as defined in section 4245 of ERISA) under Title IV of ERISA, and

                                    (E) the whole or partial withdrawal of the
                           Guarantor, the Company or any ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; and

                (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable Person and Parent propose to take with respect thereto.

         4.19     ERISA COMPLIANCE.

                  (a) COMPLIANCE. To the extent that the Guarantor, the Company or an ERISA Affiliate (if any) has any operational or administrative responsibility with respect to any Plan, the Guarantor and the Company will, and will cause each such ERISA Affiliate to, at all times with respect to each such Plan, make timely payment of contributions required to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, and to comply with all other applicable provisions of ERISA.

                  (b) RELATIONSHIP OF VESTED BENEFITS TO PLAN ASSETS. In the event that the Guarantor or the Company is the sponsor of any defined benefit plan (as defined in Section 3 of ERISA), the Guarantor and/or the Company (as the case may be) will not at any time permit the present value of all employee benefits vested under each such defined benefit plan to exceed the assets of such defined benefit plan allocable to such vested benefits at such time, in each case determined pursuant to Section 4.17(c) by an amount that could have a Material Adverse Effect.

                  (c) VALUATIONS. To the extent applicable, all assumptions and methods used to determine the actuarial valuation of vested employee benefits under any defined benefit plan sponsored by the Guarantor or the Company and the present value of assets of such plan will be reasonable in the good faith judgment of the Guarantor or the Company and will comply with all requirements of law.

                  (d) PROHIBITED ACTIONS. The Guarantor and the Company will not, and will not permit any ERISA Affiliate to:

                         (i) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
                  IRC) or "reportable event" (as such term is defined in Section 4043 of ERISA) that could result in the imposition of a tax or penalty;

                         (ii) incur with respect to any Plan any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived;

                         (iii) terminate any Plan in a manner that could result in

                                 (A) the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA or

                                 (B)   the creation of any liability under
                         Section 4062 of ERISA;

                         (iv) fail to make any payment required by Section 515 of ERISA; or

                         (v) incur withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan or any liability as a result of the termination of any Multiemployer Plan, or

                         (vi) incur any liability or suffer the existence of any Lien on Property of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or Title IV of ERISA or pursuant to the penalty or excise tax or security provisions of the IRC;

          if the aggregate amount of the taxes, penalties, funding deficiencies, interest, amounts secured by Liens, and other liabilities in respect of any of the foregoing at any time could be reasonably expected to have a Materially Adverse Effect.

          4.20 CHANGES IN FISCAL YEAR. The Guarantor shall not permit its fiscal year to end on a day other than the Saturday closest to January 31.

          4.21     AFTER-ACQUIRED PROPERTY.

                   (a) Upon the acquisition by the Guarantor or any Restricted Subsidiary after the Effective Date of any real Property (other than leaseholds) having a fair market value individually in excess of $250,000, or in the aggregate in excess of $1,000,000, such Person shall cause such Property or asset to become subject to a Lien in favor of the Collateral Agent (which Lien shall either be (x) a first-priority Lien or (y) subordinate in priority only to a Lien in favor of Congress under the Congress Loan Documents to the extent required thereunder) by properly executing, delivering, filing and recording such additional documents as may be required to create such Lien, and shall deliver to the Collateral Agent (with a copy for the Collateral Trustee and each Noteholder) promptly thereafter an opinion, satisfactory in substance and form to the Collateral Trustee and each Noteholder, as to the due authorization, execution, delivery, recording, validity and enforceability of such additional documents, and stating that (i) such instruments are sufficient to subject such Property to the Lien of the Collateral Agent, (ii) such Property is subject to no other Liens of record other than Liens which are subordinate to those of the Collateral Agent (except as provided in clause (y) above), and
(iii) such additional documents have been duly recorded, registered and filed in such manner and in such places as may be required by applicable law in order to establish, protect, perfect and preserve the Lien of the Collateral Agent and the rights of the Collateral Trustee and the Noteholders therein.

                   (b) The Guarantor or any Restricted Subsidiary after the Effective Date may acquire or open any New Retail Store Subsidiary, provided that (i) the Guarantor or any Subsidiary gives the Collateral Agent and the Collateral Trustee at least ten (10) Business Days' written notice of the intended acquisition or opening of such New Retail Store Subsidiary, (ii) such New Retail Store Subsidiary is within the United States, (iii) the Guarantor or any such Restricted Subsidiary, as the case may be, shall cause the Capital Stock of such New Retail Store Subsidiary to become subject to a Lien in favor of the Collateral Agent (which Lien shall either be (x) a first-priority Lien or (y) subordinate in priority only to a Lien in favor of Congress under the Congress Loan Documents to the extent required thereunder) by properly executing, delivering, filing and recording such additional documents as may be required to create such Lien and delivering such Capital Stock, together with the appropriate executed stock powers, as directed by the Collateral Agent, (iv) the Guarantor or any such Restricted Subsidiary shall cause such New Retail Store Subsidiary to guarantee the Note Obligations by executing the Note Guarantee Agreement as a guarantor thereunder, and (v) the Guarantor or any such Restricted Subsidiary shall cause such New Retail Store Subsidiary to secure its obligations under the Note Guarantee Agreement by executing the Master Security Agreement and appropriate Uniform Commercial Code financing statements and taking such further action and executing such additional documentation as the Collateral Agent may reasonably require to create, perfect and preserve a Lien under the Master Security Agreement.

         4.22 SALE OF THE BENSALEM PROPERTY. The Company agrees that it shall use good faith, commercially reasonable efforts to seek and to consummate a sale or other disposition of the Bensalem Property, if in the exercise of the Company's good faith business judgment, such sale or disposition would be prudent, given the Company's and the Guarantor's financial condition and prospects and their ability to pay the Note Obligations in accordance with this Agreement and the other Financing Documents, provided that any such sale or other disposition shall be subject to the prior consent and approval of the Noteholders.

         4.23 PAYMENT OF EXPENSES AND TAXES. Each of the Guarantor and the Company agrees (a) to pay or reimburse each Noteholder for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Financing Documents and any other documents prepared in connection herewith and therewith, and the consummation of the transactions contemplated hereby and thereby, whether incurred before or after the Effective Date, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Noteholder,

(b) to pay or reimburse each Noteholder for all its costs and expenses incurred in connection with the judicial or non-judicial enforcement, defense or preservation of any rights under this Agreement, the other Financing Documents and any such other documents (whether before or after Default), including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) and other professionals to each Noteholder, (c) to pay, indemnify, and hold each Noteholder harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Financing Documents and any such other documents, (d) to pay or reimburse each Noteholder for all its out-of-pocket costs and expenses incurred following the Effective Date in connection with the post-Effective Date administration of the transactions contemplated hereby and attending to various post-Effective Date matters, including, without limitation, the reasonable fees and disbursements of counsel to such Noteholder, and (e) to pay, indemnify, and hold each Noteholder harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Financing Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Guarantor or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided, that the Guarantor and the Company shall not have any obligation hereunder to any Noteholder with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Noteholder or (ii) legal proceedings commenced against any Noteholder by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

          4.24 FURTHER ASSURANCES. The Guarantor shall and shall cause its Subsidiaries to execute and file all such further documents and instruments, and perform such other acts, as the Collateral Trustee or the Noteholders may determine are necessary or advisable to create or maintain Liens in favor of the Collateral Trustee and the Collateral Agent in connection with this Agreement and to maintain the priority of Liens purported to be granted pursuant to this Agreement and the Financing Documents (subject to the Intercreditor Agreements), and each of the Collateral Trustee Collateral Agent is hereby authorized to file financing and continuation statements with respect to such Liens.

5.        EVENTS OF DEFAULT AND REMEDIES

          5.1 EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default as the term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than two Business

          Days (it being understood and agreed that a failure to pay occasioned by Congress blocking the Guarantor's, the Company's or any Guarantor Subsidiary's bank account nevertheless constitutes a default under this Section); or

                  (b) Default shall occur in the payment of any required prepayment on any of the Notes as provided in Section 2.1 (it being understood and agreed that a failure to pay occasioned by Congress blocking the Guarantor's, the Company's or any Guarantor Subsidiary's bank account nevertheless constitutes a default under this Section); or

                  (c) Default shall occur in the making of any other payment of principal on any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment (it being understood and agreed that a failure to pay occasioned by Congress blocking the Guarantor's, the Company's or any Guarantor Subsidiary's bank account nevertheless constitutes a default under this Section); or

                   (d) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company, the Guarantor or any Subsidiary for borrowed money having an aggregate principal amount in excess of $5,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace (not to exceed ten days), if any, allowed with respect thereto; or

                   (e) Default or the happening of any event shall occur under the Bank Term Loan Documents, the Congress Loan Documents or any other indenture, agreement, or other instrument under which any Indebtedness of the Company, the Guarantor or any Subsidiary for borrowed money having an aggregate principal amount in excess of $2,000,000 may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company, the Guarantor or any Subsidiary outstanding thereunder; or

                   (f)   Default shall occur in the observance or performance of

                        (i) any obligation under Section 4.6 through Section 4.15, inclusive, Section 4.20 or Section 4.21, or

                   (ii) any other obligation set forth in this Agreement or the other Financing Documents which is not remedied within 10 Business Days after the earlier of (i) knowledge of such Default by the Chairman of the Board, the President or any Vice President of the Guarantor or the President or any Vice President of the Company or (ii) notice thereof to the Guarantor or the Company by any holder of any Note; provided, that a default in performance of Section 4.18(c) shall not constitute an Event of Default if the litigation or proceeding for which notice is to be provided relates to a Retail Store Subsidiary and could not reasonably be expected to have a Material Adverse Effect;

                    (g) If any representation or warranty made by the Company or the Guarantor herein, or made by the Company or the Guarantor in any statement or certificate furnished by the Company or the Guarantor in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company or the Guarantor pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                    (h) (i) One or more judgments or decrees for the payment of money shall be entered against the Guarantor or any Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc.) involving in any one case a liability (not paid or fully covered by insurance) of $500,000 or more, or in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or (ii) any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against the Guarantor or any Subsidiary or any of their assets, which judgment would have a Material Adverse Effect; provided, that, any default by a Retail Store Subsidiary under this paragraph (i) in connection with the closing of the Retail Store it operates shall not constitute an Event of Default unless such default results in a Material Adverse Effect; or

                    (i) Any of the Financing Documents shall cease, for any reason, to be in full force and effect, or the Guarantor or any Restricted Subsidiary which is a party to any of the Financing Documents shall so assert or (ii) the Lien created by any of the Financing Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                    (j) Any Guaranty of any Guarantor Subsidiary under the Note Guarantee Agreement shall cease, for any reason, to be in full force and effect or any Guarantor Subsidiary shall so assert; or

                    (k) Any Change in Control;

                    (l) Any change in existing laws or procedures governing the taxation of mortgages, deeds of trust or debts secured by mortgages or deeds of trust so as to impair the security of the Bensalem Mortgage or to reduce the net income to the Noteholders in respect of the Notes, unless (i) upon request of the Collateral Trustee or any of the Noteholders, the Guarantor or any Subsidiary shall promptly pay to the Noteholders or to the taxing authority (if so directed by the Collateral Trustee or any of the Noteholders), all taxes, charges and related costs for which the Collateral Trustee and/or the Noteholders may be liable as a result thereof, and (ii) in the Noteholder's reasonable opinion, such payment by the Guarantor or any Subsidiary shall be permitted by applicable law, would not subject the Collateral Trustee or any Noteholder to any liability, penalty or charge of any kind and would not render the Notes usurious;

                    (m) (i) The Guarantor or any Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc., and other than a maximum of ten Retail

          Store Subsidiaries each of which operates a single Retail Store) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Guarantor or any Restricted Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc., and other than a maximum of ten Retail Store Subsidiaries each of which operates a single Retail Store) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any the Guarantor or any Restricted Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc., and other than a maximum of ten Retail Store Subsidiaries each of which operates a single Retail Store) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Guarantor or any Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc., and other than a maximum of ten Retail Store Subsidiaries each of which operates a single Retail Store) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Guarantor or any Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc., and other than a maximum of ten Retail Store Subsidiaries each of which operates a single Retail Store) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
          (i), (ii), or (iii) above; or (v) the Guarantor or any Subsidiary (other than Fashion Service Corp., any Finance Subsidiary and Executive Flights, Inc., and other than a maximum of ten Retail Store Subsidiaries each of which operates a single Retail Store) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided, that, any default by a Retail Store Subsidiary under this paragraph (h) in connection with the closing of the Retail Store it operates shall not constitute an Event of Default unless such default results in a Material Adverse Effect;


                    (n) The Financing Subsidiaries shall be unable to finance up to $300,000,000 of accounts receivable generated by the Retail Store Subsidiaries on terms and conditions that provide at any time no less than 75% of the face amount of such accounts receivable (before discount) to the sellers of inventory giving rise to such accounts receivable (or their assignees) and such condition shall continue unremedied for a period of 30 consecutive days; or

                    (o) The Collateral Agent shall not have received within 15 days after the Effective Date share certificates in the name of the Collateral Agent (or its nominee) representing the shares of each Pledged Foreign Subsidiary (as defined in the Credit Agreement), together with a copy, certified as true and correct by a Responsible Officer, of the register of members of such Pledged Foreign Subsidiary indicating the entry of the Collateral Agent (or its nominee) as a member of that Pledged Foreign Subsidiary in respect of the relevant shares so pledged.

          5.2   [INTENTIONALLY DELETED].

          5.3 ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a), (b) or (c) of Section 5.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraph (d) through (l) of said Section 5.1 has happened and is continuing, the holder or holders of 66-2/3% or more of the principal amount of Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Company and the Guarantor, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in Section 5.1(m) has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company and the Guarantor will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, a premium in the amount of the amount which would be payable if the Company then had elected to prepay the Notes at a premium pursuant to Section 2.2. No course of dealing on the part of any holder of any Notes nor any delay or failure on the part of any holder of any Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company and the Guarantor further agree, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

          5.4 RESCISSION OF ACCELERATION. The provisions of Section 5.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(l), inclusive, of Section 5.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company and the Guarantor, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:


                (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the

          Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

               (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 6; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

6.       AMENDMENTS AND WAIVERS

          6.1 CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company and the Guarantor, be permanently amended (generally and either retroactively or prospectively) or waived for a temporary period if the Company shall have obtained the written consent of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will extend the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note (ii) reduce the principal amount of any Note, (iii) change the rate of interest on any Note, (iv) change any of the provisions of this Agreement with respect to optional prepayments, or (v) change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification of any of the provisions of Section 4, Section 5 or Section 6.

          6.2 EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note, the Company and the Guarantor, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

7.       INTERPRETATION OF AGREEMENT AND DEFINITIONS

         7.1 DEFINITIONS. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         ADJUSTED NET WORTH-- shall mean, as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a Consolidated basis for such Person and its Subsidiaries (if any), the amount equal to (a) the difference between (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in, first-out basis at the lower of cost or market as determined by the retail method (average cost basis), after deducting from such book values all appropriate reserves in accordance with GAAP, including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals), plus (b) the Indebtedness of such Person which is subordinated in right of payment to the full and final payment of the Indebtedness evidenced by the Notes on terms and conditions acceptable to the Noteholders.

          AFFILIATE -- shall mean, as to any Person, a Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person,
(ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of such Person or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by such Person or a Subsidiary of such Person. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          AMENDMENT AGREEMENT -- shall mean the Amendment Agreement dated as of the date hereof among the Company, the Guarantor and the Noteholders listed on the signature page thereof.

          ASSET SALE -- Section 4.11(c)(v) and Section 4.11(c)(viii).

          BANK AGENT -- shall mean Chemical Bank, as agent for each of the Banks, pursuant to the Credit Agreement dated as of the date hereof among the Banks and the Borrowers (as defined in the Credit Agreement).

          BANK OBLIGATIONS -- the unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Term Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Guarantor or any Subsidiary obligated in respect of the Term Loans, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans, and all other obligations and liabilities of the Guarantor and each Subsidiary obligated in respect of the Term Loans to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any other Bank Term Loan Document, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Bank Agent or any Bank) that are required to be paid by the Guarantor or any Subsidiary pursuant thereto.

          BANKS -- shall mean the "Lenders" as defined in the Term Lender Intercreditor Agreement.

          BANK TERM LOAN DOCUMENTS--shall mean collectively the Credit Agreement and each of the other Loan Documents (as defined in the Credit Agreement on the Effective Date).

          BENSALEM ASSIGNMENT OF RENTS--shall mean the Assignment of Rents and Leases dated as of the date hereof by the Company in favor of the Collateral Trustee with respect to leases and rentals of and from the Bensalem Property.

          BENSALEM MORTGAGE-- shall mean the Mortgage, Assignment of Rents and Security Agreement dated as of the date hereof by the Company in favor of the Collateral Trustee, encumbering the Bensalem Property.

          BENSALEM MORTGAGE DOCUMENTS--shall mean, collectively, the Bensalem Mortgage, the Bensalem Assignment of Rents and all Uniform Commercial Code Financing Statements filed with respect to the Liens created thereby.

          BENSALEM PROPERTY -- shall mean the Property owned by the Company situated in the Township of Bensalem, Bucks County, Pennsylvania, known as 3434 State Road, 3720 State Road, 3750 State Road and 450 Winks Lane, and more particularly described in Schedule A to the Bensalem Mortgage.

          BUSINESS DAY-- means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Illinois and Boston, Massachusetts are authorized or required by law to close.

          CAPITALIZED LEASE -- shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          CAPITAL STOCK -- any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          CASH EQUIVALENTS -- (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Bank or commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition or
(g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

          CHANGE IN CONTROL -- shall mean, with respect to (a) the Guarantor, the result caused by any Person and/or its Affiliates acquiring or otherwise obtaining the right to vote more than 30% of the issued and outstanding Voting Stock of the Guarantor, (b) any Restricted Subsidiary and Fashion Service Corp., the result caused by the Guarantor or any Restricted Subsidiary not having legal and beneficial ownership of, and the right to vote, 100% of the issued and outstanding Capital Stock of such entity and (c) any Foreign Subsidiary, the result caused by the Guarantor, FSHC and/or another Foreign Subsidiary not having legal and beneficial ownership of, and the right to vote, more than 50% of the issued and outstanding Capital Stock of such Foreign Subsidiary; provided, that neither (i) the pledges of the Capital Stock of any Subsidiary pursuant to the Shared Pledge Agreement or the Term Lender Pledge Agreement, nor
(ii) any transaction permitted by Section 4.11 (other than the sale to a third party of the Capital Stock of a Foreign Subsidiary) shall be a Change of Control.

          COLLATERAL AGENT -- shall mean the collateral agent for the Bank Agent, the Collateral Trustee and Mellon Bank, N.A. under the Term Lender Intercreditor Agreement.

          COLLATERAL TRUST INDENTURE -- shall mean the Collateral Trust Indenture dated as of the date hereof between the Company, the Guarantor, the Guarantor Subsidiaries and State Street Bank and Trust Company, as the same may be amended or supplemented from time to time.

          COLLATERAL TRUSTEE -- shall mean at any time the collateral trustee (including any co-trustee) under the Collateral Trust Agreement at such time.

          CONGRESS -- shall mean Congress Financial Corporation, a California corporation.

          CONGRESS INTERCREDITOR AGREEMENT -- shall mean the Intercreditor Agreement dated as of the date hereof between Congress, the Collateral Agent, the Bank Agent, the Banks, the Collateral Trustee and the Noteholders, as the same may be amended or supplemented in accordance with its terms.

          CONGRESS LOAN AGREEMENT -- shall mean the Amended and Restated Loan and Security Agreement dated as of the date hereof among (a) Congress, as Lender
(b) Charming Shoppes of Delaware, Inc., CSI Industries, Inc. and FB Apparel, Inc., as Borrowers, (c) Charming Shoppes of Delaware, Inc., as agent for Borrowers and (d) the Guarantor.

          CONGRESS LOAN DOCUMENTS -- shall mean the Congress Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by a "Borrower" or an "Obligor" (as each is defined in Congress Loan Agreement) in connection with the Congress Loan Agreement, as each now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          CONGRESS OBLIGATIONS -- shall mean all obligations of every nature owing under the Congress Loan Documents, whether matured or unmatured, absolute or contingent.

          CONSOLIDATED -- when used in connection with any defined term, and not otherwise defined, means such term as it applies to Guarantor and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

          CONSOLIDATED CAPITAL EXPENDITURES -- for any period, the aggregate of all expenditures (including that portion of the obligations under a Financing Lease incurred during such period) made by Guarantor and its Subsidiaries during such period in respect of the purchase, construction or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, any purchase or refinancing of any equipment leased under the POS Agreements [as defined in the Term Lender Intercreditor Agreement] and any acquisition or financing of any existing computer equipment or replacement thereof) computed in conformity with GAAP.

          CONSOLIDATED CASH FLOW -- shall mean, for any period, (a) the consolidated net income of Guarantor and its Consolidated Subsidiaries for such period, after all expenses and other proper charges but before any deduction for income tax expense or extraordinary losses during such period or any addition for income tax benefits or extraordinary gains during such period, determined in accordance with GAAP, plus (b) all depreciation, amortization and other noncash charges (to the extent deducted in determining net income) for such period, minus (c) the sum of (i) all cash payments of income taxes by Guarantor and its Consolidated Subsidiaries during such period, (ii) the aggregate amount of all Consolidated Capital Expenditures by Guarantor and its Consolidated Subsidiaries during such period to the extent not financed by the incurrence of Indebtedness by Guarantor or any Consolidated Subsidiary and (iii) all earnings attributable to equity interests in any Person that is not a Consolidated Subsidiary unless actually received by Guarantor or any Consolidated Subsidiary.

          CONTRACTUAL OBLIGATION -- shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          CREDIT AGREEMENT--means the Credit Agreement dated as of the date hereof among the Banks, the Bank Agent, the Guarantor and certain Subsidiaries of the Guarantor.

          DEFAULT -- shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 5.1.

          EFFECTIVE DATE -- shall have the meaning set forth in the Amendment Agreement.

          ENVIRONMENTAL LAWS -- shall mean any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, any and all Requirements of Law and any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, or the impact of pollutants, contaminants or toxic or hazardous substances on human health or the environment, as now or may at any time hereafter be in effect.

          ERISA -- shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          ERISA AFFILIATE--shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor or any Subsidiary under section 414 (b) or (c) of the IRC.

          EXCESS AVAILABILITY -- has the meaning ascribed to such term in the Congress Loan Documents as of the Effective Date.

          EXISTING NOTE AGREEMENT -- shall have the meaning set forth in Section 1(a) of this Agreement.

          EXISTING NOTES -- shall have the meaning set forth in Section 1(a) of this Agreement.

          FINANCE BUSINESS -- shall mean the business of making or discounting loans, advances, extending credit or providing financial accommodations (including leasing) to, or purchasing the obligation of, others as well as such other business as may be reasonably incidental thereto, including the ownership and use of Property in connection therewith.

          FINANCE SUBSIDIARY -- shall mean Fashion Service Corp., Fashion SPC, Inc., Spirit of America National Bank and any other Subsidiary engaged solely in one or more of the activities included in the definition of Finance Business.

          FINANCING DOCUMENTS -- shall mean, collectively, the Amendment Agreement, this Agreement, the Notes, the Note Guarantee Agreement, the Collateral Trust Indenture, the Bensalem Mortgage Documents, the Greencastle Mortgage Documents, the Shared Pledge Agreement, the Term Lender Pledge Agreement, the Master Security Agreement, the Trademark Security Agreements, the Real Property Development Company Mortgages, the Intercreditor Agreements and the Subordination Agreement, together with any and all other instruments, documents and agreements now or hereafter evidencing or securing the Notes, as the same may be amended, restated or supplemented from time to time.

          FINANCING LEASE -- any lease of Property, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          FOREIGN SUBSIDIARY -- shall mean any Subsidiary of the Guarantor or FSHC organized under the laws of any jurisdiction other than the United States or any State thereof or any State, territory or commonwealth of the United States which conducts all or substantially all of its business outside of the United States or which has all or substantially all of its assets located outside of the United States.

          FSHC -- shall mean FSHC, Inc., a Pennsylvania corporation.

          GAAP -- generally accepted accounting principles in the United States of America in effect from time to time.

          GOVERNMENTAL AUTHORITY -- any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          GREENCASTLE MORTGAGE-- shall mean the Mortgage dated as of the date hereof by FB Distro, Inc. in favor of the Collateral Agent, encumbering the Greencastle Property, as the same may be amended, restated or supplemented from time to time.

          GREENCASTLE MORTGAGE DOCUMENTS -- shall mean, collectively, Greencastle Mortgage and all Uniform Commercial Code Financing Statements filed with respect to the Liens created thereby.

          GREENCASTLE PROPERTY-- shall mean the Property owned by FB Distro, Inc., an Indiana corporation, situated in Greencastle, Indiana, and more particularly described in Schedule A to the Greencastle Mortgage.

          GUARANTEE OBLIGATION -- as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any Bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

          GUARANTOR SUBSIDIARY -- means each Restricted Subsidiary (other than the Company) and Fashion Service Corp.

          INACTIVE RETAIL STORE SUBSIDIARIES -- as defined in Section
3.1(a)(ii).

          INDEBTEDNESS -- of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
(d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          IRC--means the Internal Revenue Code of 1986, as amended.

          INTERCREDITOR AGREEMENTS -- collectively, the Congress Intercreditor Agreement and the Term Lender Intercreditor Agreement.

          INVENTORY -- the raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located of Guarantor or any of its Subsidiaries.

          LIEN -- any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          MATERIAL ADVERSE EFFECT--means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), (a) a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of the Guarantor and its Subsidiaries, taken as a whole, or (b) a condition or occurrence or event which would impede the ability of (i) the Guarantor or any Subsidiary (other than a Retail Store Subsidiary), or the Retail Stores Subsidiaries, taken as a whole, to perform its or their respective obligations hereunder or under any other Financing Documents or (ii) the Collateral Trustee or any Noteholder to collect the Indebtedness evidenced by the Notes or realize upon any collateral security for such Indebtedness.

          MATERIALS OF ENVIRONMENTAL CONCERN -- means, any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined, listed, classified, or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, and any other substance that could give rise to liability under any Environmental Law.

          MORTGAGES--shall mean, collectively, the Bensalem Mortgage, the Greencastle Mortgage and the Real Property Development Company Mortgages.

          MULTIEMPLOYER PLAN -- means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          NET PROCEEDS -- means, in the case of (i) any Asset Sale, cash proceeds received, net of (a) bona fide, reasonable and customary costs of sale (including (I) income taxes incurred and reasonably estimated to be actually payable as a result of such Asset Sale within 18 months of the closing date of the Asset Sale, and (II) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness (other than the loans and other obligations owed under (x) this Agreement and the other Financing Documents, (y) the Bank Term Loan Documents and (z) the Congress Loan Documents) required to be repaid under the terms thereof as a result of such Asset Sale) and (b) appropriate amounts provided by the seller of such assets as a reserve, in accordance with GAAP, against any liabilities directly associated with the assets sold in such Asset Sale and retained by the seller of such assets after such Assets Sale, including pension and other post-employment benefits liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale, provided that to the extent such reserve is subsequently reduced, Net Proceeds shall be deemed to increase by an amount equal to such reduction, and (ii) any Offering, the cash proceeds received, net of bona fide, reasonable and customary, direct costs of sale (including legal and other professional fees and underwriting fees).

          NEW RETAIL STORE SUBSIDIARY -- shall mean any Retail Store Subsidiary acquired or opened by the Guarantor or any Restricted Subsidiary on or after the Effective Date.

          NON-RETAIL STORE SUBSIDIARY -- shall mean any Restricted Subsidiary that does not own a retail store

          NOTE GUARANTEE AGREEMENT -- shall mean the Note Guarantee Agreement dated as of the date hereof by the Guarantor and each of the Guarantor Subsidiaries in favor of the Noteholders, as amended, restated, supplemented or otherwise modified from time to time.

          NOTE OBLIGATIONS -- shall mean at any time the unpaid principal of and interest on the Notes (including, without limitation, interest accruing at the then applicable rate provided in the Notes and the Note Agreement after the maturity of the Notes and interest accruing at the then applicable rate provided in this Agreement or the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, the Guarantor or any Guarantor Subsidiary whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), any premium payable in respect of the Notes and all other obligations and liabilities of the Company, the Guarantor and each Guarantor Subsidiary to any Noteholder or the Collateral Trustee, at such time, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Financing Documents whether on account of principal, interest, premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Noteholder or the Collateral Trustee) that are required to be paid by the Company, the Guarantor or any Guarantor Subsidiary pursuant thereto.

          NOTEHOLDER OFFERING PERCENTAGE-- means, at any time, the ratio (expressed as a percentage) of (i) the aggregate amount of the Note Obligations at such time, to (ii) the sum of (x) the aggregate amount of the Bank Obligations at such time, plus (y) the Note Obligations at such time.

          NOTEHOLDERS -- means at any time, collectively, the holders of the Notes at such time.

          NOTES -- shall have the meaning set forth in Section 1(b) of this Agreement.

          OFFERING --the issuance and public or private sale of Capital Stock or any subordinated debt instrument or other evidence of subordinated indebtedness by or on behalf of the Guarantor or any of its Subsidiaries, or the receipt of capital contributions in the form of cash to the Guarantor or any of its Restricted Subsidiaries, except (a) the exercise of stock options or warrants by a current or former director, officer or employee, (b) the purchase of Capital Stock of the Guarantor by a current or former director, officer of employee or the Guarantor or any Subsidiary pursuant to an employee benefit or similar plan and (c) capital contributions by the Guarantor or any of its Subsidiaries to one another.

          OMNIBUS GUARANTY AGREEMENT -- the Omnibus Guaranty Agreement dated as of the date hereof by Guarantors (as defined in the Credit Agreement in effect on the date hereof) in favor of the Banks, as amended, restated, supplemented or otherwise modified from time to time.

          PBGC--means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

          PERSON -- shall mean and refer to any and all individuals, sole proprietorships, partnerships, joint ventures, associations, limited liability companies, trusts, estates, business trusts, corporations (non-profit or otherwise), financial institutions, governments (and agencies, instrumentalities and political subdivisions thereof), and other entities and organizations.

          PLAN -- means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor, the Company or any ERISA Affiliate or with respect to which the Guarantor, the Company or any ERISA Affiliate may have any liability.

          PLEDGED REAL PROPERTY DEVELOPMENT COMPANIES -- as defined on Part A(4) of Omnibus Schedule 1 hereto.

          PROPERTY -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          REAL PROPERTY DEVELOPMENT COMPANY--shall mean any Subsidiary listed at Part (A)(4) of Omnibus Schedule 1 hereto.

          REAL PROPERTY DEVELOPMENT COMPANY MORTGAGES -- shall mean the Mortgages executed by each of the Pledged Real Property Development Companies, as set forth in Omnibus Schedule 18 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          REINVESTMENT YIELD-- shall mean, with respect to any prepayment of any principal amount of Notes, the sum of (a) the Treasury Rate in respect of such prepaid principal amount determined, the date that is 2 Business Days before the date of prepayment, plus (b) fifty one-hundredths percent (0.50%) per annum.

               As used herein, Treasury Rate -- means, with respect to any date and any prepaid principal amount,

                    (a) the semi-annual pay equivalent of the yield reported as of 10:00 a.m., New York City time, on such date on the display designated as page "USD" on the Bloomberg Financial Markets System (or such other display as may replace page "USD" on such system) providing the most current yields for actively traded United States of America Treasury securities with maturities corresponding to the date of final maturity of the Notes, or

                    (b) if and only if Bloomberg Financial Markets System ceases to exist or fails to report such yield, the semi-annual pay equivalent of such yield as reported on such reasonably comparable electronic service as may be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes and that is generally accepted by institutional investors as a source of United States of America Treasury rate information, or

                    (c) if and only if Bloomberg Financial Markets System ceases to exist or fails to report such yield and the holders of 66-2/3% in aggregate principal amount of the outstanding Notes shall fail to agree upon a comparable electronic service pursuant to clause (b) of this definition, the semi-annual pay equivalent of such yield reported under the heading "This Week" and under the caption "Treasury Constant Maturities" of the maturity corresponding to the remaining term to maturity of the Notes as most recently published and made available to the public in the statistical release designated "H.15(519)" or any successor publication that is published weekly by the United States of America Federal Reserve System and that establishes yields on actively traded United States of America Treasury securities or, if no such successor publication is available, then any other source of current information in respect of interest rates on the securities of the United States of America that is generally available and, in the judgment of the holders of 66-2/3% in aggregate principal amount of the outstanding Notes provides information reasonably comparable to the H.15(519) statistical release.

          If no maturity exactly corresponds to the date of final maturity of the Notes the semi-annual pay equivalents of the yields for the two
          (2) most closely corresponding published maturities next above and below the date of final maturity of the Notes shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a linear basis, rounding with respect to each such relevant period to the nearest one twelfth (1/12).

          RESPONSIBLE OFFICER -- shall mean, with respect to any of the Guarantor or its Subsidiaries, the chief executive officer, the president, or any vice president who has executive and supervisory responsibility regarding the relevant subject matter, or with respect to financial matters, the chief financial officer or controller .

          RESTRICTED SUBSIDIARY -- shall mean any direct or indirect Subsidiary of the Guarantor, including any New Retail Store Subsidiary, but not including any Foreign Subsidiary, any Finance Subsidiary and Executive Flights, Inc.

          RETAIL STORE -- any retail store which is operated by a Restricted Subsidiary and which sells Inventory.

          RETAIL STORE SUBSIDIARY -- any Restricted Subsidiary which owns a Retail Store, including a New Retail Store Subsidiary.

          SECURITY -- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          SHARED PLEDGE AGREEMENT -- shall mean the Shared Pledge Agreement dated as of the date hereof by the Guarantor in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          SUBORDINATION AGREEMENT -- shall mean the Subordination Agreement by C.S.A.C., Inc., the Guarantor and certain other Subsidiaries of the Guarantor in favor of Congress, the Banks and the Noteholders, as the same may be amended, supplemented or otherwise modified from time to time.

          SUBSIDIARY -- as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. The term "Subsidiary" shall mean a subsidiary of the Guarantor, including the Company, unless otherwise indicated or the context otherwise requires.

          TERM LENDER INTERCREDITOR AGREEMENT -- the Tern Lender Intercreditor Agreement dated as of the date hereof among each of the Banks, the Bank Agent, the Noteholders, the Collateral Trustee, Mellon Bank, N.A., as point-of-sale financier, and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          TERM LENDER PLEDGE AGREEMENT -- the Term Lender Pledge Agreement dated as of the date hereof by the Guarantor, FSHC, Inc., a Pennsylvania corporation, and Kafco Development Co., Inc., a Pennsylvania corporation, in favor of the Collateral Agent, as the same may be supplemented or amended in accordance with the terms thereof and the Term Lender Intercreditor Agreement.

          TERM LENDER PRIORITY COLLATERAL-- shall mean the Property listed on Omnibus Schedule 21 hereto.

          TERM LOANS -- shall have the same meaning ascribed thereto in the Credit Agreement on the Effective Date.

          TRADEMARK SECURITY AGREEMENTS -- (i) the Trademark Collateral Assignment and Security Agreement dated as of the date hereof by C.S.F., Inc., in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, and (ii) the Trademark Collateral Assignment and Security Agreement dated as of the date hereof by the Guarantor in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          VOTING STOCK -- shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          7.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          7.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

          7.4 USAGE. Each reference in this Agreement to any gender shall be deemed also to include any other gender, and the use in this Agreement of the singular shall be deemed also to include the plural and vice versa, unless the context requires otherwise.

8.       MISCELLANEOUS

          8.1   REGISTERED NOTES.

          The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the Note Register), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

          At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing together with an opinion of counsel (who may be employed by the Noteholder) in form and substance reasonably satisfactory to the Guarantor that the proposed transfer of the Note complies with applicable requirements under the Securities Act of 1933, as amended.

          The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

          8.2 EXCHANGE OF NOTES. At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 8.1, this Section 8.2 or Section 8.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $500,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

          8.3 LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Noteholder or any subsequent institutional holder acceptable to the Company in its sole discretion is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

          8.4   [INTENTIONALLY DELETED].

          8.5   POWERS AND RIGHTS NOT WAIVED; CUMULATIVE REMEDIES.

          No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 8 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

          8.6 NOTICES. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail, addressed to you at your address appearing on Annex A to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company and the Guarantor in writing, and if to the Company, delivered or mailed by registered or certified mail to the Company at 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: Chief Financial Officer, with a copy to the Guarantor at 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: Colin Stern, Esq., and if to the Guarantor, delivered or mailed by registered or certified mail to the Guarantor at 450 Winks Lane, Bensalem, Pennsylvania 19020, Attention: Colin Stern, Esq., or to such other address as the Company or the Guarantor may in writing designate to you or to a subsequent holder of the Note initially issued to you.

          8.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company, the Guarantor and their respective successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

          8.8 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company and the Guarantor herein and in any certificates delivered pursuant hereto, whether or not in connection with the Effective Date, shall survive the closing and the delivery of this Agreement and the Notes.

          8.9 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

          8.10 GOVERNING LAW. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

          8.11   USURY.

                (a) It is the intention of the Company and the Noteholders to comply strictly with the10 Interest Law (as hereinafter defined). Accordingly, notwithstanding anything to the contrary set forth in the Notes or in any of the other Financing Documents, the aggregate of all charges constituting interest under the Interest Law that may be taken, reserved, contracted for, charged or received in connection with the financing evidenced by the Notes (whether pursuant to any of the aforesaid instruments or documents or otherwise) shall under no circumstances exceed the maximum amount of interest allowed by the Interest Law. If any excess interest is provided for pursuant to any of the aforesaid instruments or documents, then (i) the provisions of this Section shall govern and control, (ii) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Interest Law, (iii) any such excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall be credited against the then-outstanding principal balance of the Notes (or if such principal balance shall have been paid in full, then to be refunded to the Company), and (iv) the effective rate of interest shall be automatically reduced to the Maximum Legal Rate of Interest (as hereinafter defined).

                (b) As used herein, the term "INTEREST LAW" shall mean any and all present or future laws of the State of New York (meaning the internal laws of said State and not the laws of said State relating to choice of law), The United States of America and any other jurisdiction, which apply to the interest and other charges required to be paid pursuant to the Note or any of the other Financing Documents, and which apply to the respective classifications of the Company and the Noteholders under such law.

                (c) As used herein, the term "MAXIMUM LEGAL RATE OF INTEREST" shall mean the maximum effective rate of interest that the Noteholders may from time to time, by agreement with the Company, legally charge the Company and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Interest Law, as now or hereafter construed by courts of appropriate jurisdiction.

          8.12 CONFIDENTIALITY. Each of the Company and the Guarantor acknowledge that each Noteholder may deliver copies of any financial statements and other documents delivered to such Noteholder, and disclose any other information disclosed to such Noteholder, by or on behalf of the Guarantor, the Company or any other Subsidiary in connection with or pursuant to this Agreement to

                (a) such holder's directors, officers, employees, agents and professional consultants,

                (b) any other Noteholder,

                (c) any Person to which such holder offers to sell such Note or any part thereof,

                (d) any Person to which such holder sells or offers to sell a participation in all or any part of such Note,

                (e) any federal or state regulatory authority having jurisdiction over such holder,

                (f) the National Association of Insurance Commissioners or any similar organization, or

                (g) any other Person to which such delivery or disclosure may be necessary or appropriate

                      (i) in compliance with any law, rule, regulation or order applicable to such holder,

                      (ii)  in response to any subpoena or other legal process,

                      (iii) in connection with any litigation to which such
                holder is a party, or

                      (iv) in order to protect such holder's investment in such Note.

You agree that any information concerning the Guarantor, the Company or any other Subsidiary that has been supplied to you by the Guarantor, the Company or any Subsidiary and identified in writing by such party as confidential which is not, at the time supplied to you, information available to the public shall be treated as confidential by you in accordance with the procedures and standards that you generally apply to information of a confidential nature. The obligations under this Section 8.12 shall supersede and replace any obligations of the Noteholders under any confidentiality letters or agreements signed prior to the Effective Date.

          8.13   CAPTIONS.

                 (a) The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                 (b) The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

         8.14 REINSTATEMENT. If all or any part of any payment on account of the Notes shall be invalidated, set aside, declared or found to be void or voidable or required to be repaid to the Company, the Guarantor or any Guarantor Subsidiary or to any trustee, custodian, receiver, conservator, master, liquidator or other person pursuant to any present or future law relating to bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or insolvency or pursuant to any common law or equitable cause, then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, neither the Notes nor the Lien of any Financing Document shall be deemed to have been paid, satisfied, released or discharged, and, to the extent of such invalidation, set aside, voidness, voidability or required repayment, the Notes and the Lien of the Financing Documents shall be immediately and automatically revived without the necessity of any action by any Person, and the Lien of the Financing Documents shall continue in full force and effect thereafter until the Notes and all other amounts due hereunder and under the other Financing Documents shall have been fully, finally and indefeasibly paid.

          8.15 SUBMISSION TO JURISDICTION; WAIVERS. The Guarantor and the Company each hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Financing Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York and the Commonwealth or Pennsylvania, the courts of the United States of America for the Southern District of New York and any district of the Commonwealth of Pennsylvania, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address set forth in subsection 8.6 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          8.16 ACKNOWLEDGEMENTS. The Guarantor and the Company each hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents;

                  (b) neither the Collateral Trustee nor any Noteholder has any fiduciary relationship with or duty to the Guarantor or the Company arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Collateral Trustee and Noteholders, on one hand, and the Guarantor or the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Noteholders, the Guarantor and its Subsidiaries.

          8.17 WAIVERS OF JURY TRIAL. EACH OF THE GUARANTOR, THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      [REMAINDER OF PAGE INTENTIONALLY BLANK; NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                WINKS LANE, INC.



     By:_______________________________________
                                               Its



                                                CHARMING SHOPPES, INC.



     By:_______________________________________
                                               Its


Accepted as of November 30, 1995


                                                [VARIATION]



     By:_______________________________________
                                               Its

                                     ANNEX A



   NAME AND ADDRESS OF NOTEHOLDERS                    PRINCIPAL AMOUNT OF NOTES
   -------------------------------                    -------------------------
NATIONWIDE LIFE INSURANCE COMPANY                           $4,744,138.50
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income
           Securities

PAYMENTS
  All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds
  (identifying each payment as to issuer,
  security, principal and interest) to:
     Morgan Guaranty Trust Company
     of New York
     ABA No. 021-000-238
     Journal No. 999-99-024
     FAO Nationwide Life Insurance
     Company
     Custody Account No. 71615
     Attention Custody Service
     Department
     Reference Wink's Lane, Inc.,
     11.8% Amended and Restated
     Senior Secured Notes Due June
     1, 1998
     PPN No. 97425* AB 9

NOTICES
     All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:
          Nationwide Life Insurance Company
          One Nationwide Plaza (1-32-09)
          Columbus, Ohio 43215-2220
          Attention: Corporate Money
          Management

                                   Annex A-1

   NAME AND ADDRESS OF NOTEHOLDERS                    PRINCIPAL AMOUNT OF NOTES
   -------------------------------                    -------------------------
         All notices and communications other
         than those in respect to payments to be
         addressed as first provided above.

ALLSTATE LIFE INSURANCE COMPANY (ON
BEHALF OF HARRIS TRUST & SAVINGS BANK, AS                        $3,162,759.00
COLLATERAL AGENT AND TRUSTEE UNDER THE
SECURITY AND TRUST AGREEMENT DATED AS OF
SEPTEMBER 1, 1993)
In care of:
Allstate Plaza
Northbrook, Illinois 60062
Attention:   Investment Department - Taxable Fixed
             Income Division E2

PAYMENTS
    All payments on or in respect of the Notes
    to be by bank wire transfer of Federal or
    other immediately available funds
    (identifying each payment as to issuer,
    security, principal and interest) to:
             Harris Trust and Savings Bank
             (ABA #0710-0028-8)
             111 West Monroe Street
             Chicago, Illinois 60690
             Attention:   Trust Collection
                          Department
             for deposit in Allstate Life
             Insurance Company Collection
             Account No. 168-124-6
             Reference: DPP 97425* AB 9

NOTICES
         All notices and communications other
         than those in respect to payments to be
         addressed as first provided above.

AID ASSOCIATION FOR LUTHERANS                                    $1,581,379.50
4321 North Ballard Road
Appleton, Wisconsin 54919
Attention:   Investment Department
PAYMENTS
    All payments on or in respect of the Notes
    to be by bank wire transfer of Federal or
    other immediately available funds
    (identifying each payment as to issuer,
    security, principal and interest to:


                                   Annex A-2

   NAME AND ADDRESS OF NOTEHOLDERS                    PRINCIPAL AMOUNT OF NOTES
   -------------------------------                    -------------------------
             Harris Trust and Savings Bank
             111 West Monroe Street
             Chicago, Illinois  60690
             Attention:   Commercial Banking
                          Department
             for credit to Aid Association for
             Lutherans' Account No. 164-096-0

NOTICES
       All notices and communications, to be
       addressed as first provided above, except
       notices with respect to payment, and
       written confirmation of each such
       payment, addressed
       Attention:   Investment Accounting



                                   Annex A-3

                                     ANNEX B



ERISA AFFILIATES:

Other than the entities listed in Omnibus Schedule 1, there are no ERISA Affiliates of the Guarantor or any Subsidiary.

PENSION BENEFIT PLANS:

Charming Shoppes, Inc. Employees Savings Plan



                                   Annex B-1

                                OMNIBUS SCHEDULES
             [Omnibus Schedules 1, 8, 11, 12, 13, 14, 16, 18 and 21]




                                   Annex B-2

                                    EXHIBIT A

                       [FORM OF AMENDED AND RESTATED NOTE]

                                WINKS LANE, INC.

         11.8% AMENDED AND RESTATED SENIOR SECURED NOTE DUE JUNE 1, 1998

NO. R-__

$____________                                                 NOVEMBER 30, 1995

PPN: 97425* AB 9

        WINKS LANE, INC. (together with its successors and assigns, the "COMPANY"), a Pennsylvania corporation, for value received, hereby promises to pay to __________________ or registered assigns the principal sum of [______] DOLLARS ($____________) on June 1, 1998, together with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from time to time outstanding from the date of this Note until the principal amount hereof shall become due and payable at the rate of eleven and eight-tenths percent (11.8%) per annum, monthly on the fifteenth (15th) day of each month, commencing on December 15, 1995, until the principal amount hereof shall become due and payable. In addition to (i) making the payments and prepayments otherwise required by the Note Agreement and (ii) paying the entire outstanding principal amount, and the interest thereon, due on this Note on the maturity date hereof, the Company shall pay on demand interest on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law and (b) thirteen and eight-tenths percent (13.8%) per annum. Each installment of principal and interest shall be applied first to the payment in full of accrued interest then due on the unpaid principal balance of this Note.

        Payments of principal, premium, if any, and interest shall be made in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof as shown in the register maintained by the Company pursuant to the Note Agreement.

        This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to Nine Million Four Hundred Eighty-Eight Thousand Two Hundred Seventy-Seven and 00/100's Dollars ($9,488,277.00) pursuant to the Company's Amended and Restated Note Agreement dated as of the date hereof (as may be amended from time to time, the "NOTE AGREEMENT"), with the purchasers listed on Annex A thereto (such issue of Notes, the "RESTATED NOTES"). This Note, together with each of the other Restated Notes, amends and restates the Company's 9.30% Senior Notes originally issued in an aggregate principal amount of $30,000,000.


                                  Exhibit A-1

        This Note is entitled to the benefits of the Collateral Trust Indenture dated as of the date hereof (as may be amended, restated or otherwise modified from time to time, the "COLLATERAL TRUST INDENTURE"), between the Company and State Street Bank and Trust Company, as Collateral Trustee, and the terms of the Collateral Trust Indenture are incorporated herein by reference. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Agreement. This Note is secured by Liens on certain Property of the Company, the Guarantor and certain Subsidiaries of Guarantor as provided in the Collateral Trust Indenture and elsewhere.

        This Note is a registered Note and is transferable only by surrender hereof at the office of the Company as specified in the Note Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. This Note may be authenticated pursuant to Section 2.1(a) of the Collateral Trust Indenture.

        Under certain circumstances, as specified in the Note Agreement, the principal of this Note (together with any applicable premium) may be declared, or may otherwise become, due and payable in the manner and with the effect provided in the Note Agreement.

         The Company hereby irrevocably authorizes and empowers any attorney or the Prothonotary of Clerk of any Court of record in the Commonwealth of Pennsylvania, or elsewhere, to appear for the Company in any such Court in an appropriate action there brought or to be brought against the Company at the suit of the holder of any Note, and therein to confess judgment against the Company for all sums due from the Company together with costs of suit and attorneys' fees in connection therewith, and for so doing this Note or a copy hereof verified by affidavit shall be a sufficient warrant. This warrant of attorney shall be effective only after the occurrence of an Event of Default, but shall not be exhausted by any exercise thereof.

        The Company hereby releases each holder of a Note and its attorneys from all procedural errors, defects and imperfections whatsoever in entering judgment by confession as aforesaid or in issuing any process or instituting any proceedings relating thereto and hereby waives all benefit that might accrue to the Company by virtue of any present or future laws exempting the Bensalem Property (as defined in the Indenture) and any other collateral for this Note, or any part of the proceeds arising from any sale of any such Property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process or extension of time, and agrees that such Property may be sold to satisfy any judgment entered on this Note or the Mortgage, in whole or in part and in any order as may be desired by the holder of any Note.

        The Company confirms to the holder hereof that (a) the Company is a business entity and that its principals are knowledgeable in business matters,
(b) the terms of this Note, including the foregoing warrant of attorney to confess judgment, have been negotiated and agreed upon in a commercial context and (c) it has fully reviewed the aforesaid warrant of attorney to confess judgment with its own counsel and understands that it is waiving certain rights it would otherwise possess.


                                  Exhibit A-2

        EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND IN ANY OTHER FINANCING DOCUMENT, THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH JURISDICTION THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH JURISDICTION.

                                          WINKS LANE, INC.


                                          By
                                             ----------------------------
                                                        Name:
                                               Title:


                          CERTIFICATE OF AUTHENTICATION

        This is a Note described in the Collateral Trust Indenture and is entitled to the rights and privileges set forth therein.

                                       STATE STREET BANK AND TRUST
                                       COMPANY, AS COLLATERAL TRUSTEE




Date: ____________________                By__________________________________
                                                        Name:
                                               Title:





                                  Exhibit A-3